Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
Arcosa, Inc. Announces the Acquisition of Strata Materials

–$87 Million Acquisition Expands Recycled Aggregates Platform into Dallas-Ft. Worth Market
–Replicates January 2020 Acquisition of Cherry Companies with Complementary Recycled and Natural Aggregates
–Increases Exposure to Growing Product Category Driven By ESG and Economic Benefits
–Advances Arcosa’s Overall Portfolio Shift into Construction Products at an Attractive Valuation

DALLAS, Texas - ARCOSA, Inc. - October 12, 2020:
Arcosa, Inc. (NYSE: ACA) (“Arcosa” or the “Company”), a provider of infrastructure-related products and solutions, today announced that it has acquired Strata Materials (“Strata”) for approximately $87 million.

Strata is a leading provider of recycled aggregates in the Dallas-Ft. Worth area, with 5 recycled aggregates locations and 1 natural aggregates plant. Strata had trailing 12 month Adjusted EBITDA of approximately $10.2 million as of August 31, 2020, implying an ~8.5x EBITDA multiple. Strata produced more than 2 million tons of aggregates in the last 12 months.

Commenting on the transaction, Antonio Carrillo, Arcosa’s President and CEO, noted, “Building on the Cherry acquisition we completed in January 2020, we are excited to replicate this model in the Dallas-Ft. Worth region. Strata’s strategic network will allow us to serve customers with a complementary product offering that includes both recycled and natural aggregates. We believe that this model will have increasing value as the construction industry seeks to reduce transportation costs and its carbon footprint by using both recycled and natural aggregates.

“By leveraging our Cherry team’s operational and commercial expertise in recycled aggregates, and our long-standing relationships with DFW customers, we expect to drive incremental growth. Strata’s margins are similar to Cherry’s recycled aggregates margins, and should be accretive to our overall Construction Products Group margin.

“Overall, Strata is an excellent strategic fit as we continue to reposition our company around core infrastructure products. We are enthusiastic about welcoming the Strata team to Arcosa.”

The Company funded the approximately $87 million purchase price with cash on-hand and continues to have low leverage and ample liquidity to pursue its disciplined growth strategy. Pro-forma after the transaction, the Company had net debt/Adjusted EBITDA of ~0.6x as of June 30, 2020.

972.942.6500	arcosa.com

Arcosa now operates a total of 40 natural aggregates, recycled aggregates, and specialty materials plants in Texas, a state with healthy population growth, strong fiscal health, and a robust public infrastructure program.

For supplemental information on the transaction, please refer to materials located on our website at https://ir.arcosa.com/news-events/press-releases. We plan to provide additional commentary on the acquisition during our third quarter earnings call on October 29, 2020.

Kirkland & Ellis LLP acted as legal advisor to Arcosa.

About Arcosa

Arcosa, Inc. (NYSE:ACA), headquartered in Dallas, Texas, is a provider of infrastructure-related products and solutions with leading positions in construction, energy, and transportation markets. Arcosa reports its financial results in three principal business segments: the Construction Products Group, the Energy Equipment Group, and the Transportation Products Group. For more information, visit www.arcosa.com.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” “strategy,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this release, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding the impact of the COVID-19 pandemic on Arcosa's customer demand for Arcosa's products and services, Arcosa's supply chain, Arcosa's employees ability to work because of COVID-19 related illness, the health and safety of our employees, the effect of governmental regulations imposed in response to the COVID-19 pandemic; assumptions, risks and uncertainties regarding achievement of the expected benefits of Arcosa’s spin-off from Trinity; tax treatment of the spin-off; failure to successfully integrate Strata, or failure to achieve the expected benefits of the acquisition; market conditions and customer demand for Arcosa’s business products and services; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; ability to improve margins; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see "Risk Factors" and the "Forward-Looking Statements" section of "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Arcosa's Form 10-K for the year-ended December 31, 2019, Arcosa's Form 10-Q for the quarter-ended June 30, 2020, and as may be revised and updated by Arcosa's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

972.942.6500	2	arcosa.com

CONTACTS

Scott C. Beasley	Gail M. Peck	David Gold
Chief Financial Officer	SVP, Finance & Treasurer	ADVISIRY Partners

T 972.942.6500		T 212.661.2220
InvestorResources@arcosa.com		David.Gold@advisiry.com

TABLES TO FOLLOW

972.942.6500	3	arcosa.com

Reconciliation of Adjusted EBITDA and Net Debt to Adjusted EBITDA for Strata
(in millions)
(unaudited)

“Adjusted EBITDA” is defined as Strata’s pro-forma net income plus interest expense, income taxes, depreciation and amortization, and other adjustments, including compensation adjustments and non-recurring / non-operational expenses. GAAP does not define Adjusted EBITDA and it should not be considered as an alternative to earnings measures defined by GAAP, including net income. We use Adjusted EBITDA to assess the operating performance of our consolidated business, as a metric for incentive-based compensation, as a measure within our lending arrangements, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. As a widely used metric by analysts, investors, and competitors in our industry, we believe Adjusted EBITDA also assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items which can vary significantly depending on many factors.

Strata Adjusted EBITDA

(For the Trailing Twelve Months ("TTM") Ended August 31, 2020)

Net income	$5.9
Add:
Interest expense	0.4
Provision for income taxes	—
Depreciation and amortization expense	2.8
Pro-Forma adjustments, primarily for start-up plant	1.1
Adjusted EBITDA	$10.2

GAAP does not define “Net Debt” and it should not be considered as an alternative to cash flow or liquidity measures defined by GAAP. The Company uses Net Debt, which it defines as total debt minus cash and cash equivalents to determine the extent to which the Company’s outstanding debt obligations would be satisfied by its cash and cash equivalents on hand. The Company also uses "Net Debt to Adjusted EBITDA", which it defines as Net Debt divided by Adjusted EBITDA for the trailing twelve months as a metric of its current leverage position. We present this metric for the convenience of investors who use such metrics in their analysis and for shareholders who need to understand the metrics we use to assess performance and monitor our cash and liquidity positions.

Net Debt to Adjusted EBITDA	June 30, 2020	Proforma for Strata

Total debt	$256.6	$256.6
Cash and cash equivalents	148.4	61.4
Net Debt	108.2	195.2

Adjusted EBITDA, TTM(1)	$290.8	$301.0

Net Debt to Adjusted EBITDA	0.4	0.6

(1) Adjusted EBITDA includes 6-month pro-forma adjustment of $18.5 million for Cherry during Q3-Q4 of 2019.

972.942.6500	4	arcosa.com